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                                                                    EXHIBIT 23.7




CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated August 16, 1996 (except for notes 4, 8 and 9, as to which the date is October 23, 1997) relating to the financial statements of IAMD, Limited and Subsidiaries which appears in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.




Gleeson, Sklar, Sawyers & Cumpata LLP
October 30, 1997